UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) ofThe
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 30, 2006

Books-A-Million, Inc. _______________________________________________________________________________________________________ (Exact name of registrant as specified in its charter)

DELAWARE ____________________________________________ (State or other jurisdiction of incorporation)	0-20664 ______________________________________ (Commission File Number)	63-0798460 _________________________ (IRS Employer Identification No.)

402 Industrial Lane, Birmingham, Alabama __________________________________________________________________ (Address of principal executive offices)	35211 ______________________________ (Zip Code)

        Registrant's telephone number, including area code (205) 942-3737

N/A __________________________________________________________________________________________ (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

        On June 30, 2006, Books-A-Million, Inc. (the “Company”) entered into a third amendment (“Credit Agreement Amendment”) with Bank of America, N.A. (“B of A”), SunTrust Bank, N.A. (“Sun Trust”), Wells Fargo Bank, N.A. (“Wells Fargo”), SouthTrust Bank N.A. (“SouthTrust”), and AmSouth Bank, N.A. (“AmSouth”), to its existing Credit Agreement with B of A, SunTrust, Wells Fargo, SouthTrust, and AmSouth, as amended by the First and Second Amendments to the Credit Agreement, dated as of June 14, 2004 and June 23, 2005, respectively.

        The Credit Agreement Amendment, among other things, extends the “Original Maturity Date” (as defined) from July 1, 2007 to July 1, 2011 and reduces the applicable interest rate.

        The description of the Credit Agreement Amendment is qualified by reference to Exhibit 10.01.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(d)     Exhibits.

Exhibit No	Document Description
10.01	Third Amendment to the Credit Agreement, dated as of June 30, 2006,between the Company and Bank of America, N.A., SunTrust Bank, N.A.,Wells Fargo Bank, N.A., SouthTrust Bank N.A. and Amsouth Bank, N.A

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BOOKS-A-MILLION, INC. (Registrant)
Date July 7, 2006
___________________/s/ Sandra B. Cochran______________ (Signature) Name: Sandra B. Cochran Title: President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No	Document Description
10.01	Third Amendment to the Credit Agreement, dated as of June 30, 2006, between the Company and Bank of America, N.A., SunTrust Bank, N.A.,Wells Fargo Bank, N.A., SouthTrust Bank N.A. and Amsouth Bank, N.A